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                                  EXHIBIT 10.1

                       RETIREMENT AND CONSULTING AGREEMENT



         THIS RETIREMENT AND CONSULTING AGREEMENT ("Agreement") is made and entered into this _____ of ___________________________, 2005, by and between
UNITED BANCORP, INC., a Michigan corporation ("UBI"), UNITED BANK & TRUST, a Michigan banking corporation ("UB&T"), UNITED BANK & TRUST - WASHTENAW, a Michigan banking corporation ("UB&T-W"), and DAVID S. HICKMAN ("Hickman").

         WITNESSETH:

         WHEREAS, UBI is a bank holding company and the sole shareholder of UB&T and UB&T-W; and

         WHEREAS, Hickman is the Chairman of the Board of Directors of both UBI and UB&T, and a Director of UB&T-W; and

         WHEREAS, UBI, UB&T, UB&T-W and Hickman desire to document their mutual agreement concerning the terms of Hickman's retirement as an active employee of UBI and UB&T, and his engagement as a consultant for UBI, UB&T and UB&T-W, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants of the parties as herein contained,

         IT IS AGREED AS FOLLOWS:

A. Retirement Provisions. The following enumerated provisions shall govern Hickman's retirement as an employee of UBI and UB&T:

         1. Effective Date. Effective at the close of business on December 31, 2005, Hickman's Employment Contract shall terminate, including a termination of compensation and all benefits (including but not limited to medical insurance, group life insurance, LTD insurance, and cafeteria plan participation).

         2. Payments from Employee Plans. Hickman shall be entitled to the following enumerated payments from Plans in which he participates:

              a. Supplemental Employee Retirement Plan ("SERP"). Payment in accordance with the SERP beginning in January 2006 at the rate of $5,088 per month for a total of one hundred eighty
                   (180) months.

              b. Management Committee Incentive Compensation Plan ("MCICP"). A Group 2 level bonus for the year 2005 to be paid in January 2006. Hickman shall not be entitled to any further participation in the MCICP.

              c. 401(k) Plan. A matching contribution and profit sharing contribution shall be made for Hickman for calendar year 2005, the contribution to be made in January 2006. Thereafter, Hickman shall not be entitled to any further 401(k) match or profit sharing contributions. Promptly following payment of the contributions for 2005, Hickman agrees to roll-over his 401(k) account into his existing Individual Retirement Account maintained with the Trust & Investment Group of UB&T ("T&IG").

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              d.   Stock Options. Hickman shall receive a stock option award for calendar year 2005 as a Group 2 participant. Thereafter, Hickman shall not be eligible for further stock option awards in any capacity, specifically including his continuing capacity as a director of UBI, UB&T and UB&T-W.

              e. Group Carve Out Life Insurance. The group carve out life insurance benefits to be assigned to Hickman, with Hickman to pay all future premiums beginning with the premium in the amount of $12,200 due in March 2006.

              f. Defined Bonus Stock Plan. Hickman's deferred balance in this Plan computed at December 31, 2005 shall be paid to Hickman in the form of UBI shares in January 2006.

              g. Incentive Compensation Plan. Hickman's balance in the amount of $25,471 determined as of December 31, 2004, plus interest for calendar year 2005, will be paid to Hickman in January 2006.

              h. No Other Payments or Benefits. Except as specifically set forth above, Hickman shall be entitled to no other compensation or benefits arising out of his employment by UBI and UB&T.

B. Consulting Provisions. Effective January 1, 2006, Hickman agrees to provide consulting services to UBI, UB&T and UB&T-W on the following terms and conditions:

         1. Consulting Services. Hickman agrees to render his part-time consulting services to UBI, UB&T and UB&T-W as an expert in the operation of bank holding companies and banks, emphasizing the following areas:

              a. Business Development. Business development activities for UB&T and UB&T-W, specifically including the T&IG of UB&T.

              b. Adrian Marketing. Assistance with efforts to increase UB&T's market position in Adrian.

              c. Leadership Transition. Assist UB&T's president with a successful transition into a leadership position in Lenawee County.

              d. Holding Company Activities. Consultation with UBI's chairman regarding holding company opportunities, challenges and corporate governance.

              e. ABA and MBA Service. Continue active involvement with the American Bankers Association ("ABA") and the Michigan Bankers Association ("MBA") on behalf of UBI and its banks.

              f. Community Involvement. Continue Hickman's history of activity community involvement in Lenawee County on behalf of UBI and UB&T, and in Washtenaw County on behalf of UB&T-W.

         It is contemplated by the parties that Hickman will be reasonably available to UBI, UB&T and UB&T-W, and will devote his approximately fifty percent (50%) part-time efforts to these consulting activities in a manner reasonably consistent with the requirements of UBI, UB&T and UB&T-W, but the parties agree that Hickman shall not be committed to set aside a specific amount of time for the affairs of UBI, UB&T and UB&T-W.

         2. Term of Agreement. This Agreement shall be for a term of five (5) years, commencing January 1, 2006 and terminating on December 31, 2010, subject to the right of UBI,

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              UB&T and UB&T-W, or Hickman, to terminate this Agreement with or without cause on ninety (90) days' advance written notice to the opposite party or parties. This Agreement shall also terminate upon the death or the occurrence of the total and permanent disability of Hickman.

         3. Covenants of Hickman. As a material part of the consideration to be received by UBI, UB&T and UB&T-W in accordance with this Agreement, Hickman hereby covenants as follows:

              a. Confidential Information. In connection with Hickman's consulting services for UBI, UB&T and UB&T-W, Hickman will have access to information or materials that are considered trade secrets, confidential and/or proprietary information ("Information"). Information includes, but is not limited to, compilations of data, strategic plans, sales and marketing plans, customer and supplier information, financial information, and proposed agreements, and applies to such Information whether communicated orally, in writing, electronically, or by any other means.

                   (i) Information created by Hickman during the term of this Agreement that relates to the business of UBI, UB&T and/or UB&T-W (or prospective business opportunities), or uses UBI, UB&T and/or UB&T-W Information, or is created by UBI, UB&T and/or UB&T-W resources (including staff, premises and equipment) is the property of UBI, UB&T and/or UB&T-W. This Information includes copyrightable works of original authorship (including, but not limited to, reports, analyses, compilations, business plans, new product plans), ideas, inventions (whether patentable or not), knowhow, processes, trademarks and other intellectual property. All works of original authorship created by Hickman during the term of this Agreement are "works for hire," as that term is used in connection with the United States Copyright Act. Hickman hereby assigns to UBI all rights, title and interest in work product, including copyrights, patents, trade secrets, trademarks and knowhow.

                   (ii) Hickman shall use Information only for the benefit of UBI, UB&T and/or UB&T-W and not for his own benefit. Hickman shall not disclose Information to third parties, and shall not take Information or the UBI, UB&T and/or UB&T-W materials upon termination of this Agreement.

                   (iii) Information created by Hickman to be used by UBI, UB&T and/or UB&T-W staff who have a need to access it in order to do their jobs, shall be maintained in secure physical locations, and shall not be disclosed to any other personal or entity except in connection with the business activities of UBI, UB&T and/or UB&T-W.

                   (iv) The confidentiality provisions of this Agreement shall survive termination of the Agreement for so long a period of time as the Information is maintained by UBI, UB&T and/or UB&T-W as confidential.

              b.   Nonsolicitation of Employees and Customers.

                   (i) During the term of this Agreement and for a period of one (1) year thereafter, Hickman agrees not to hire, and not to solicit for hire, any then-current UBI, UB&T and/or UB&T-W employees or to contact such

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                          employees for the purpose of inducing them to
                          terminate their employment by UBI, UB&T and/or UB&T-W.

                   (ii) During the term of this Agreement and for a period of his Agreement and for a period of one (1) year thereafter, Hickman agrees not to contact any then-current UBI, UB&T and/or UB&T-W customers for the purpose of inducing them to leave UBI, UB&T and/or UB&T-W or to discourage them from doing business with UBI, UB&T and/or UB&T-W. Hickman agrees that during the above defined period of time he will not provide the type of services he provided under this Agreement to any person or business entity who was a customer of UBI, UB&T and/or UB&T-W at the time of termination of this Agreement.

              c. Noncompete. During the term of this Agreement and for one (1) year thereafter, Hickman agrees not to provide the types of services he provided under this Agreement in either UB&T's or UB&T-W's delineated Community Reinvestment Act areas. This prohibition includes services whether as an employee, independent contractor, officer, director, consultant, partner, or in any other capacity whatsoever.

         4. Payment for Services. As payment for Hickman's consulting services under this Agreement, UBI, UB&T and/or UB&T-W agree to pay Hickman consulting fees totaling $150,000 per year, payable in installments of $12,500 per month, the first monthly installment to be paid in January 2006.

         5. Expense Reimbursement. UBI, UB&T and/or UB&T-W will reimburse Hickman for reasonable business expenses incurred in the conduct of his consulting activities, such reimbursement to be in accordance with the normal expense reimbursement policies of UBI, UB&T and/or UB&T-W. Reimbursable expenses shall include reasonable expenses incurred by Hickman and his spouse for attendance at ABA and MBA functions to the extent such expenses are not paid by those organizations.

         6. Independent Contractor Status. In performing services under this Agreement, Hickman will determine the method, means and manner of his performance, and shall not be subject to the general supervision and control of UBI, UB&T and/or UB&T-W, provided only that Hickman shall observe good professional business practices and shall conform to the requirements of paragraph 1, above. The parties intend to create by this Agreement the relationship of an independent contractor and not an employer/employee relationship. Hickman specifically acknowledges and agrees that in his capacity as an independent contractor he will not enjoy protection by UBI, UB&T and/or UB&T-W under either the Michigan Workers' Compensation Act or the Michigan Employment Security Act, nor will UBI, UB&T and/or UB&T-W be responsible to withhold state or federal income tax or social security from the independent contractor payments; and that Hickman shall therefore be solely responsible for the payment of appropriate state and federal taxes on an estimated basis, for the payment of social security taxes, and for providing such employment and/or fringe benefits as he may require.

         7. Assignment. This Agreement shall not be assigned by any of the parties without the advance written consent of all other parties.

         8. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Michigan.

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         9.   Notices. All notices and other communications provided for in this
              Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by United States Registered Mail, Return Receipt Requested, postage prepaid, as follows


                  Notice to UBI, UB&T and UB&T-W        Notice to Hickman
                  --------------------------------------------------------------

                  Chairman of the Board                 David S. Hickman
                  United Bancorp, Inc.                  9823 Dillingham Court
                  P.O. Box 248                          Tecumseh, Michigan 49286
                  Tecumseh, Michigan  49286


         10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns, subject to the limitation on assignment as set forth above.



                          THE BALANCE OF THIS PAGE HAS
                          INTENTIONALLY BEEN LEFT BLANK


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.



WITNESSES:                          United Bancorp, Inc., a Michigan corporation



                                By:
                                    --------------------------------------------
                                    Robert K. Chapman, President



                                    United Bank & Trust, a Michigan banking
                                    corporation



                                By:
                                    --------------------------------------------
                                    Randal J. Rabe, President



                                    United Bank & Trust - Washtenaw, a Michigan banking corporation



                                By:
                                    --------------------------------------------
                                    Robert K. Chapman, President



                                    --------------------------------------------
                                    David S. Hickman


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